Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 12, 2017 (except for Note 23, as to which the date is December 6, 2017), with respect to the consolidated financial statements of Curo Group Holdings Corporation contained in the Final Prospectus filed on December 7, 2017, relating to the Registration Statement on Form S-1 (File No. 333-221081) which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Kansas City, Missouri

December 7, 2017

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